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                                                                   Exhibit 10.52

                          UNSECURED TERM LOAN AGREEMENT

                          DATED AS OF DECEMBER 21, 2005

                                      among

                       RAMCO-GERSHENSON PROPERTIES, L.P.,

                                  as Borrower,

                       RAMCO-GERSHENSON PROPERTIES TRUST,

                                 as a Guarantor,

                          KEYBANK NATIONAL ASSOCIATION,

                                   as a Bank,

              THE OTHER BANKS WHICH ARE A PARTY TO THIS AGREEMENT,

           THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT,

                          KEYBANK NATIONAL ASSOCIATION,

                                    as Agent,

                            KEYBANC CAPITAL MARKETS,

                       as Sole Lead Manager and Arranger,

                            JPMORGAN CHASE BANK, N.A.

                                       and

                              BANK OF AMERICA, N.A.

                            as Co-Syndication Agents,

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                          UNSECURED TERM LOAN AGREEMENT

     This UNSECURED TERM LOAN AGREEMENT is made as of the 21st day of December, 2005 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the "Trust"), a Maryland real estate investment trust, KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), and the other lending institutions that are a party hereto, and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the "Agent").

                                    RECITALS

     WHEREAS, the Borrower has requested that the Banks provide a term loan facility to Borrower; and

     WHEREAS, the Agent and the Banks are willing to provide such facility to the Borrower on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

     SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

     Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

     Agent. KeyBank National Association, acting as Administrative Agent for the Banks, its successors and assigns.

     Agent's Head Office. The Agent's head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

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     Agent's Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

     Agreement. This Unsecured Term Loan Agreement, including the Schedules and Exhibits hereto.

     Arranger. KeyBanc Capital Markets.

     Assignment and Acceptance Agreement. See Section 18.1.

     Banks. KeyBank, the other Banks a party hereto, and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18.

     Base Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

     Base Rate Loans. The Term Base Rate Loans.

     Board. See the definition of Change of Control.

     Borrower. As defined in the preamble hereto.

     Business Day. Any day on which banking institutions located in the same city and state as the Agent's Head Office and in New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Change of Control. The occurrence of any one of the following events:

          (a) during any twelve month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Trust (the "Board") (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or


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          (b) any Person or group (as that term is understood under Section
13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Trust equal to at least thirty percent (30%);

          (c) the Borrower or Trust consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.4 of the Unsecured Master Loan Agreement); or

          (d) the Borrower fails to own, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest in the Voting Interest of each Subsidiary Guarantor.

     Closing Date. The first date on which all of the conditions set forth in
Section 10 and Section 11 have been satisfied.

     Code. The Internal Revenue Code of 1986, as amended.

     Commitment. With respect to each Bank, the Term Loan Commitment of such Bank.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Compliance Certificate. See Section 7.4(e) of the Unsecured Master Loan Agreement (as hereinafter defined).

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Contribution Agreement. That certain Contribution Agreement dated of even date herewith among the Borrower, the Trust and the Subsidiary Guarantors.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Co-Syndication Agents. JPMorgan Chase Bank, N.A. and Bank of America, N.A.

     Debt Offering. The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor.

     Default. See Section 12.1.

     Defaulting Bank. See Section 14.5(c).


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     Directions. See Section 14.12.

     Documentation Agent. Deutsche Bank Trust Company Americas.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Term Loan Maturity Date, as applicable, is converted or combined in accordance with Section 4.1.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See Section 6.18(a) of the Unsecured Master Loan Agreement (as hereinafter defined).

     Equity Offering. The issuance and sale by the Borrower or any Guarantor of any equity securities of the Borrower or such Guarantor.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any Guarantor under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Event of Default. See Section 12.1.

     Federal Funds Effective Rate. For any day, the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate", or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its


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predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied. Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

     Ground Lease. A ground lease as to which no default or event of default has occurred and containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so;
(d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors. Collectively, the Trust and each Subsidiary Guarantor, and individually, any one such Guarantor.

     Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

     Hazardous Substances. See Section 6.18(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services


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for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt (other than Trust Preferred Equity); (f) all obligations to purchase under agreements to acquire (but excluding agreements which provide that the seller's remedies thereunder are limited to market liquidated damages in the event the purchaser defaults thereunder), or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9 of the Unsecured Master Loan Agreement; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

     Interest Payment Date. As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

     Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months (or, with the consent of the Banks, a period of less than one (1) month) thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

               (ii) if the Borrower shall fail to give notice as provided in
Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

               (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the applicable Maturity Date.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts


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receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and
(e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Joinder Agreement. The joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 5.2 by any additional Guarantor, substantially in the form of Exhibit B hereto.

     KeyBank. As defined in the preamble hereto.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

     LIBOR Rate. For any LIBOR Rate Loan for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     LIBOR Rate Loans. The Term LIBOR Rate Loans.

     Loan Documents. This Agreement, the Notes (if any), the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantors in connection with the Loans.

     Loans. The Term Loans.


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     Majority Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate.

     Net Offering Proceeds. The gross cash proceeds received by the Borrower or any Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or such Guarantor in connection therewith.

     Non-Consenting Bank. See Section 18.9.

     Notes. The Term Loan Notes, if any.

     Notice. See Section 19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.


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     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

     Register. See Section 18.2.

     REIT Status. With respect to the Trust, its status as a real estate investment trust as defined in Section 856(a) of the Code.

     Related Fund. With respect to any Bank which is a fund that invests in loans, any Affiliate of such Bank or any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

     Release. See Section 6.18(c)(iii) of the Unsecured Master Loan Agreement (as hereinafter defined).

     Required Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.66%); provided that in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

     Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     SEC. The federal Securities and Exchange Commission.

     Short-term Investments. As defined in the Unsecured Master Loan Agreement.

     State. A state of the United States of America.

     Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Subsidiary Guarantor. Collectively, Rossford Development LLC, Ramco Roseville Plaza LLC and each Subsidiary of Borrower or the Trust which becomes a Guarantor pursuant to Section 5.2.

     Tax Indemnity Agreement. That certain Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust (now known as the Trust).


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     Term Base Rate Loans. The Term Loans bearing interest by reference to the
Base Rate.

     Term LIBOR Rate Loans. The Term Loans bearing interest by reference to the LIBOR Rate.

     Term Loan or Term Loans. An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $22,600,000.00 made by the Term Loan Banks hereunder.

     Term Loan Banks. Collectively, the Banks which have a Term Loan Commitment, the initial Term Loan Banks being identified on Schedule 1.1 hereto.

     Term Loan Commitment. As to each Term Loan Bank, the amount equal to such Term Loan Bank's Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to Borrower.

     Term Loan Commitment Percentage. With respect to each Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Term Loan Bank's percentage of the aggregate Term Loan to Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Term Loan Maturity Date. September 23, 2006, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Term Loan Note. A promissory note made by the Borrower in favor of a Term Loan Bank in the principal face amount equal to such Term Loan Bank's Term Loan Commitment, in substantially the form of Exhibit A hereto.

     Titled Agents. The Arranger and the Co-Syndication Agents.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Twenty-Two Million Six Hundred Thousand and No/100 Dollars ($22,600,000.00).

     Trust Preferred Equity. Any preferred equity interest (and related note) issued by the Trust (or a subsidiary trust created to issue such securities) (a) which has a minimum remaining term of not less than five (5) years (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial or negative covenants (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries, (d) pursuant to which all claims and liabilities of the Trust, Borrower and its Subsidiary with respect thereto are subordinate to the payment of the Obligations of the Borrower, the Trust and their respective Subsidiaries on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, (e) which provides that, upon the non-payment of the note and any dividends or other distributions that are required to be paid or made with respect thereto, the only available remedies to the holders thereof or any trustee or agent acting on their behalf are (x) the assumption of one or more seats on the Board of the Trust and/or (y) the blockage of (A) payments of any dividends or other distributions to the holders of the common shares of the


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Trust or other securities ranking on a parity with or subordinate to such Trust
Preferred Equity, or (B) payments of amounts in redemption of or to repurchase common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, and (f) which does not violate the terms of Section 8.10 of the Unsecured Master Loan Agreement.

     Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

     Unconsolidated Affiliate. As to any Person, any other Person in which it owns an interest which is not a Subsidiary.

     Unsecured Master Loan Agreement. The Unsecured Master Loan Agreement dated December 13, 2005, by and among Borrower, Trust, KeyBank, individually and as Agent, and the other banks from time to time a party thereto, as such agreement exists as of the date hereof. In the event the Unsecured Master Loan Agreement shall be modified or any of the provisions thereof shall be waived thereunder in writing and the Required Banks hereunder shall have approved the same as banks under the Unsecured Master Loan Agreement, then such amendment or waiver shall be deemed to be part of the definition of Unsecured Master Loan Agreement.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Wholly Owned Subsidiary. Any Subsidiary of Borrower or the Trust in which all of the equity interests (other than in the case of a corporation, director's qualifying shares) are at the time directly or indirectly owned by Borrower or the Trust.

     SECTION 1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.


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          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Michigan, have the meanings assigned to them therein.

          (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

SECTION 2. THE CREDIT FACILITY.

     SECTION 2.1. INTENTIONALLY OMITTED.

     SECTION 2.2. COMMITMENT TO LEND TERM LOAN. Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Banks severally agrees to lend to Borrower on the Closing Date such Term Loan Bank's Term Loan Commitment. The Term Loans shall be fully disbursed on the Closing Date.

     SECTION 2.3. INTENTIONALLY OMITTED.

     SECTION 2.4. INTEREST ON LOANS.

          (a) Intentionally omitted.

          (b) Intentionally omitted.

          (c) Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a Term LIBOR Rate Loan at a rate per annum equal to the Base Rate.

          (d) Each Term LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term LIBOR Rate Loan is repaid or is converted to a Term Base Rate Loan at the rate per annum equal to the sum of the LIBOR Rate determined for such Interest Period plus 1.35%.

          (e) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

          (f) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     SECTION 2.5. INTENTIONALLY OMITTED.

     SECTION 2.6. FUNDS FOR LOANS.

          (a) Not later than 11:00 a.m. (Cleveland time) on the proposed Drawdown Date of any Term Loans, each of the Term Loan Banks, as applicable, will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.2. Upon receipt from each such Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of Term Loans, made available to the Agent by the Term Loan Banks, by crediting such amount to the account of the Borrower maintained at the Agent's Head Office or by transferring such amount to an account designated by Borrower. The failure or refusal of any Term Loan Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Term Loan Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.5.

          (b) Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank's pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to
(i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

     SECTION 2.7. INTENTIONALLY OMITTED.

     SECTION 2.8. INTENTIONALLY OMITTED.

     SECTION 2.9. INTENTIONALLY OMITTED.

     SECTION 2.10. INTENTIONALLY OMITTED.

     SECTION 2.11. EVIDENCE OF DEBT. The indebtedness of the Borrower resulting from the Loans made by each Bank from time to time shall be evidenced by one or more accounts or records maintained by such Bank and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Borrower hereby irrevocably authorizes Agent and the Banks to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on Agent's and the Bank's records reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record: (i) the date and the amount of each Loan made hereunder, the Type of Loan and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof. The accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. The Borrower agrees that upon the request of any Bank made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Bank (through the Agent) a Term Loan Note, as applicable, payable to the order of such Bank, which shall evidence such Bank's Loans in addition to such accounts or records. Each Bank may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

SECTION 3. REPAYMENT OF THE LOANS.

     SECTION 3.1. STATED MATURITY. The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

     SECTION 3.2. MANDATORY PREPAYMENTS. If at any time (a) the Unsecured Term Loan Agreement is terminated, or (b) all of the "Revolving Credit Commitments" (as defined in the Unsecured Term Loan Agreement) are terminated, then in any of such events the Commitment under this Agreement shall terminate and the Borrower shall immediately pay to Agent on behalf of the Banks all principal, interest and other amounts due and payable under this Agreement.

     SECTION 3.3. OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loan is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to
Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

     SECTION 3.4. PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, to the principal of the Term Loans, and within each category, first to the principal of the Base Rate Loans and then to the principal of the LIBOR Rate Loans.

     SECTION 3.5. EFFECT OF PREPAYMENTS. Any portion of the Term Loans that is prepaid may not be reborrowed.

SECTION 4. CERTAIN GENERAL PROVISIONS.

     SECTION 4.1. CONVERSION OPTIONS.

          (a) The Borrower may elect from time to time to convert any of its outstanding Term Loans to a Term Loan of another Type and such Term Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one
(1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be no more than four (4) Term LIBOR Rate Loans outstanding at any one time; and
(iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Term Base Rate Loan in an aggregate principal amount of less than $500,000 or a Term LIBOR Rate Loan in an aggregate principal amount of less than $500,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

          (b) Any Term Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     SECTION 4.2. INTENTIONALLY OMITTED.

     SECTION 4.3. INTENTIONALLY OMITTED.

     SECTION 4.4. FUNDS FOR PAYMENTS.

          (a) All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          (c) Each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). Each Bank shall deliver photocopies of such forms or other appropriate certifications on or before the date that any such form shall expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower for the Agent. Any Bank which sells a participation in any of its Commitments shall be required to obtain such forms from any participant, and shall be required to withhold any amounts from such participant as required by the Code or Treasury Regulations issued pursuant thereto.

     SECTION 4.5. COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     SECTION 4.6. SUSPENSION OF LIBOR RATE LOANS. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, or the Agent shall reasonably determine that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     SECTION 4.7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

     SECTION 4.8. ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid, or converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in
Section 12.1, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment, reapportionment or conversion.

     SECTION 4.9. ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment the Loans (other than taxes based upon or measured by the income or profits or gross receipts of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     SECTION 4.10. CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 4.11. INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request.

     SECTION 4.12. INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment). Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to two percent (2.0%) above the rate that would otherwise be applicable at such time or
(ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment), provided that in no event shall such rate exceed ten percent (10%) per annum. In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

     SECTION 4.13. CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     SECTION 4.14. LIMITATION ON INTEREST. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     SECTION 4.15. INTENTIONALLY OMITTED.

SECTION 5. UNSECURED OBLIGATION; GUARANTY.

     SECTION 5.1. COLLATERAL. The Banks have agreed to make the Loans to the Borrower for the account of Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed pursuant to the terms of the Guaranty.

     SECTION 5.2. NEW GUARANTORS.

          (a) Requirement to Become Guarantor. In the event that any Wholly Owned Subsidiary of Borrower or the Trust, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall own or be the lessee under a Ground Lease of an Unencumbered Borrowing Base Property (as defined in the Unsecured Master Loan Agreement) or otherwise have a leasehold or other interest in an Unencumbered Borrowing Base Property (as defined in the Unsecured Master Loan Agreement), then Borrower shall cause such Subsidiary to execute and deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement and
(ii) the items that would have been delivered under Section 10.2 through Section
10.5 if such Subsidiary had been a Guarantor as of the date hereof. The organizational agreements of each such Subsidiary created after the Closing Date shall specifically authorize each such Subsidiary to guarantee the Obligations.

          (b) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Guarantor from the Guaranty so long as: (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release; (iii) Borrower shall deliver to Agent evidence reasonably satisfactory to Agent either that (A) the Trust and/or the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or that all of the assets of such Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Guarantor of all of its assets, the net cash proceeds from such disposition are being distributed to the Trust and/or the Borrower in connection with such disposition, (B) such

Guarantor will be the borrower with respect to Secured Indebtedness (as defined in the Unsecured Master Loan Agreement) permitted under this Agreement, which Indebtedness will be secured by a Lien (as defined in the Unsecured Master Loan Agreement) on the assets of such Guarantor, or (C) the Trust and/or the Borrower has contributed or simultaneously with such release will contribute its entire direct or indirect interest in such Guarantor to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary or that such Guarantor will be contributing all of its assets to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary in compliance with the terms of this Agreement. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the Trust, which may only be released upon the written approval of Agent and all of the Banks.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE BORROWER.

     The Borrower and the Trust, jointly and severally, represent and warrant to the Agent and the Banks as follows.

     SECTION 6.1. CORPORATE AUTHORITY, ETC.

          (a) Incorporation; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to its first amended and restated limited partnership agreement dated May 10, 1996, as amended by amendments one through twenty, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Trust is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland. Each Subsidiary Guarantor is a limited partnership, limited liability company or other entity duly organized and validly existing and in good standing under the laws of its respective State of organization. Each of the Borrower and the Guarantors (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower and the Guarantors are in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Borrowing Base Properties (as defined in the Unsecured Loan Agreement) are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. The Trust is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code.

          (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Trust (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Trust, or such Subsidiary.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     SECTION 6.3. INTENTIONALLY OMITTED.

     SECTION 6.4. INTENTIONALLY OMITTED.

     SECTION 6.5. INTENTIONALLY OMITTED.

     SECTION 6.6. INTENTIONALLY OMITTED.

     SECTION 6.7. LITIGATION. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantors or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. Except as set forth on Schedule 6.7, as of the date of this Agreement, there are no judgments outstanding against or adversely affecting any of the Borrower, the Guarantors or any of their respective Subsidiaries.

     SECTION 6.8. INTENTIONALLY OMITTED.

     SECTION 6.9. INTENTIONALLY OMITTED.

     SECTION 6.10. INTENTIONALLY OMITTED.

     SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, the Guarantors or any of their respective Subsidiaries is or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     SECTION 6.13. INTENTIONALLY OMITTED.

     SECTION 6.14. INTENTIONALLY OMITTED.

     SECTION 6.15. INTENTIONALLY OMITTED.

     SECTION 6.16. INTENTIONALLY OMITTED.

     SECTION 6.17. REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, and neither the Borrower nor any Guarantor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

     SECTION 6.18. INTENTIONALLY OMITTED.

     SECTION 6.19. INTENTIONALLY OMITTED.

     SECTION 6.20. INTENTIONALLY OMITTED.

     SECTION 6.21. LOAN DOCUMENTS. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the Guarantors nor any of their respective Subsidiaries has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     SECTION 6.22. INTENTIONALLY OMITTED.

     SECTION 6.23. BROKERS. None of the Borrower, the Guarantors or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     SECTION 6.24. INTENTIONALLY OMITTED.

     SECTION 6.25. SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, the Guarantors nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

     SECTION 6.26. CONTRIBUTION AGREEMENT. Borrower has delivered or made available to the Agent a true, correct and complete copy of the Contribution Agreement. The Contribution Agreement is in full force and effect in accordance with its terms, there are no material claims resulting from non-performance of the terms thereof or otherwise or any basis for a material claim by any party to the Contribution Agreement, nor has there been any waiver of any material terms thereunder.

     SECTION 6.27. NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

     SECTION 6.28. TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantors, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantors to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to refinance existing indebtedness and to conduct and expand their business.

     SECTION 6.29. INTENTIONALLY OMITTED.

     SECTION 6.30. INTENTIONALLY OMITTED.

     SECTION 6.31. INTENTIONALLY OMITTED.

     SECTION 6.32. INTENTIONALLY OMITTED.

     SECTION 6.33. RESTATEMENT OF REPRESENTATIONS SET FORTH IN THE UNSECURED LOAN AGREEMENT. The Borrower and the Trust restate and affirm each and every representation and warranty set forth in the Unsecured Master Loan Agreement as if the same were more fully set forth herein.

SECTION 7. AFFIRMATIVE COVENANTS OF THE TRUST AND THE BORROWER.

     The Trust (to the extent hereinafter provided) and the Borrower covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     SECTION 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     SECTION 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     SECTION 7.3. RECORDS AND ACCOUNTS. The Borrower and the Trust will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower nor the Guarantors nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in Section6.4 or (y) change its fiscal year.

     SECTION 7.4. INTENTIONALLY OMITTED.

     SECTION 7.5. NOTICES.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or Event of Default or would have a material adverse effect on the Borrower or any Guarantor or any of their respective Subsidiaries, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (b) INTENTIONALLY OMITTED.

          (c) INTENTIONALLY OMITTED.

          (d) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     SECTION 7.6. INTENTIONALLY OMITTED.

     SECTION 7.7. INTENTIONALLY OMITTED.

     SECTION 7.8. INTENTIONALLY OMITTED.

     SECTION 7.9. INSPECTION OF PROPERTIES AND BOOKS. The Borrower and the Trust shall permit the Banks at such Bank's expense to visit and inspect any of the properties of the Borrower, the Guarantors or any of their respective Subsidiaries, and at the Borrower's expense to examine the books of account of the Borrower, the Guarantors or any of their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Guarantors or any of their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such examinations more often than once in any twelve (12) month period. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

     SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower and the Trust will comply with, and will cause each of their respective Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws (as defined in the Unsecured Master Loan Agreement), (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of its obligations hereunder or under the other Loan Documents, the Borrower will immediately take or cause to be taken all steps necessary to obtain or cause such Guarantor or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     SECTION 7.11. USE OF PROCEEDS. Subject to the terms, covenants and conditions set forth herein, the Borrower will use the proceeds of the Loans to the Borrower solely to provide financing for purchasing that real property located in Kissimmee, Florida and commonly referred to as SuperTarget at Kissimmee West (which is intended by Borrower to be an "Unencumbered Borrowing Base Property" as defined in the Unsecured Master Loan Agreement) and to pay closing costs hereunder.

     SECTION 7.12. FURTHER ASSURANCES. Each of the Borrower and the Trust will cooperate with, and will cause each of their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     SECTION 7.13. COMPLIANCE. The Borrower and the Trust shall operate their respective businesses, and shall cause each of their respective Subsidiaries to operate its business, in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Trust shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status, shall elect to be treated as a real estate investment trust and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

     SECTION 7.14. INTENTIONALLY OMITTED.

     SECTION 7.15. INTENTIONALLY OMITTED.

     SECTION 7.16. INTENTIONALLY OMITTED.

     SECTION 7.17. INTENTIONALLY OMITTED.

     SECTION 7.18. INTENTIONALLY OMITTED.

     SECTION 7.19. INTENTIONALLY OMITTED

     SECTION 7.20. INCREASE OF REVOLVING CREDIT COMMITMENT.

          (a) Notwithstanding the terms and provisions of Section 2.8 of the Unsecured Master Loan Agreement, the Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans that the Borrower shall only be permitted to increase the Total Revolving Credit Commitment (as defined in the Unsecured Master Loan Agreement) by a total amount of $70,000,000.00.

          (b) In the event that the Borrower fails to pay on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon, Borrower and Trust hereby authorizes the Banks to exercise on Borrower's behalf, Borrower's right to increase the Total Revolving Credit Commitment by an amount necessary to pay all Term Loans Outstanding, and Borrower shall pay any fees and expenses due to the Agent and the Revolving Credit Banks under the Unsecured Master Loan Agreement relating to such increase.

     SECTION 7.21. COMPLIANCE WITH COVENANTS IN UNSECURED MASTER LOAN AGREEMENT. The Borrower agrees to, and agrees to cause the Guarantors to, perform and comply with each and every covenant, whether affirmative or negative, of the Borrower or the Guarantors set forth in the Unsecured Master Loan Agreement and the other "Loan Documents" (as defined in the Unsecured Master Loan Agreement) as if the same were more fully set forth herein. In the event that the Unsecured Master Loan Agreement shall terminate or otherwise be of no force or effect, then the obligation of the Borrower and the Guarantors hereunder to perform each and every covenant therein and to restate and reaffirm every representation and warranty therein shall survive notwithstanding such termination. Borrower and Trust shall furnish to Agent each of the financial statements, reports, compliance certificates and other items and information required under Article 7 of the Unsecured Master Loan Agreement to be delivered to the "Agent" or the "Banks" thereunder, in the form and on the dates required by the Unsecured Master Loan Agreement to be delivered to the "Agent" or the "Banks" for so long as this Agreement is in effect; provided that the delivery of such items to the Banks as "Banks" and the "Agent" under the Unsecured Master Loan Agreement shall satisfy the foregoing requirement. Upon the request of Agent, the Borrower and Guarantors shall enter into such amendments to the Loan Documents as Agent may reasonably request to incorporate some or all of the representatives, warranties and covenants of the Unsecured Master Loan Agreement into the Loan Documents.

SECTION 8. INTENTIONALLY OMITTED.

SECTION 9. INTENTIONALLY OMITTED.

SECTION 10. CLOSING CONDITIONS.

     The obligations of the Agent and the Banks to enter into this Agreement and to make the Loans shall be subject to the satisfaction of the following:

     SECTION 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note, if any.

     SECTION 10.2. CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower, the Guarantors or any of their respective Subsidiaries, as applicable, is organized or in which the Real Estate is located and a duly authorized partner, member or officer of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter, declaration of trust or other organizational documents of the Borrower, the Guarantors, or any Subsidiary, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

     SECTION 10.3. RESOLUTIONS. All action on the part of the Borrower, the Guarantors, or any of their respective Subsidiaries as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Trust true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

     SECTION 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received incumbency certificates, dated as of the date of this Agreement, signed by a duly authorized officer of the Trust (with respect to the Borrower and the Guarantors) and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantors, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the date of this Agreement, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     SECTION 10.5. OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantors as to such matters as the Agent shall reasonably request.

     SECTION 10.6. INTENTIONALLY OMITTED.

     SECTION 10.7. PERFORMANCE; NO DEFAULT. The Borrower and Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     SECTION 10.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower, the Guarantors and their Subsidiaries in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     SECTION 10.9. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     SECTION 10.10. STOCKHOLDER AND PARTNER CONSENTS. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder, member and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

     SECTION 10.11. COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of this Agreement demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower or the Trust has provided financial statements under Section 6.4, adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, dated as of the date of this Agreement shall have been delivered to the Agent.

     SECTION 10.12. INTENTIONALLY OMITTED.

     SECTION 10.13. CONTRIBUTION AGREEMENT. The Agent shall have received a fully executed counterpart of the Contribution Agreement.

     SECTION 10.14. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     SECTION 10.15. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     SECTION 10.16. INTENTIONALLY OMITTED.

     SECTION 10.17. OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

SECTION 11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, whether on or after the date of this Agreement, shall also be subject to the satisfaction of the following conditions precedent:

     SECTION 11.1. PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     SECTION 11.2. REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower and the Trust signed by an authorized officer of the Borrower and the Trust to such effect.

     SECTION 11.3. INTENTIONALLY OMITTED.

SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     SECTION 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of any of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans, or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.21 and such failure under this Section 12.1(c) shall, as to the particular covenant or covenants contained in the Unsecured Master Loan Agreement not so performed or observed continue beyond the period of any grace or notice and cure period set forth in the Unsecured Master Loan Agreement with respect to the non-performance of such covenant;

          (d) the Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12), and such failure shall continue for thirty
(30) days after written notice thereof shall have been given to the Borrower by the Agent;

          (e) any representation or warranty made by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof, provided that the events described in this Section 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $10,000,000.00;

          (g) the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

          (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

          (i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, any Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, any Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $10,000,000.00;

          (k) any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower, any Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Trust or any of their respective Subsidiaries or any sale, transfer or other disposition of the assets of the Borrower, the Trust or any of their respective Subsidiaries other than as permitted under the terms of this Agreement or the other Loan Documents;

          (m) any suit or proceeding shall be filed against the Borrower or any Guarantor or any of their respective Subsidiaries or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

          (n) the Borrower, any Guarantor, any of their respective Subsidiaries or any Person so connected with them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower, any Guarantor or any of their respective Subsidiaries, including the Real Estate;

          (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (p) a Change of Control shall occur;

          (q) either of the President or Chief Executive Officer of the Trust approved by the Majority Banks as of the date of this Agreement shall cease to be the President or Chief Executive Officer, as applicable, of the Trust and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld;

          (r) any Event of Default (as defined in any of the other Loan Documents) shall occur; or

          (s) An "Event of Default" (as defined in the Unsecured Master Loan Agreement) shall occur.

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i), all such amounts shall become immediately due and payable automatically without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

     SECTION 12.2. LIMITATION OF CURE PERIODS. Notwithstanding the provisions of subsections (b) and (d) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two (2) periods of cure or portions thereof under any one or more than one of said subsections.

     SECTION 12.3. TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. No termination under this Section 12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

     SECTION 12.4. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any of the Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

     SECTION 12.5. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) in the event that any Bank shall have wrongfully failed or refused to make an advance under
Section 2.6, and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iii) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 13. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank; provided that no Bank shall exercise such right of setoff without the prior approval of the Agent. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations owed to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 14. THE AGENT.

     SECTION 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term "Agent" it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Bank or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Loan Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     SECTION 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     SECTION 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default".

     SECTION 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Obligations, or for any recitals or statements, warranties or representations made herein or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor, any of their respective Subsidiaries or any holder of any of the Obligations shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries or the value of any of the assets of the Borrower, the Guarantors or their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent's Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent's Special Counsel and Agent or KeyBank. Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents.

     SECTION 14.5. PAYMENTS.

          (a) A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event the Borrower makes payments to Agent in immediately available funds on or before the time required in this Agreement for such payment, and Agent fails to distribute such amounts on the same Business Day as received, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent, shall be deemed a defaulting Bank (a "Defaulting Bank") and shall be deemed a Defaulting Bank until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Defaulting Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Banks, Majority Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Defaulting Bank. A Defaulting Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-defaulting Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Defaulting Bank hereby authorizes the Agent to distribute such payments to the non-defaulting Banks in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Defaulting Bank any amounts to be paid to such Defaulting Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted obligations of such Defaulting Bank. A Defaulting Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the non-defaulting Banks or as a result of other payments by the Defaulting Banks to the non-defaulting Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     SECTION 14.6. HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Obligation and any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     SECTION 14.7. INDEMNITY. The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     SECTION 14.8. AGENT AS BANK. In its individual capacity, the Bank acting as the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Obligations and the Notes as it would have were it not also the Agent.

     SECTION 14.9. RESIGNATION. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrower. The Majority Banks may remove the Agent from its capacity as Agent in the event of the Agent's willful misconduct or gross negligence. The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent's willful misconduct or gross negligence. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent, any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent, shall be reasonably acceptable to the Borrower. If no successor Agent, shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Bank's removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent, hereunder by a successor Agent, such successor Agent, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SECTION 14.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may, and if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     SECTION 14.11. BANKRUPTCY. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Banks, the Required Banks or all of the Banks as required by this Agreement. Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.

     SECTION 14.12. APPROVALS. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Banks, the Required Banks the Majority Banks is required or permitted under this Agreement, each Bank agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively "Directions") in respect of any action requested or proposed in writing pursuant to the terms hereof. If consent is required for the requested action, any Bank's failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

     SECTION 14.13. BORROWER NOT BENEFICIARY. Except for the provisions of
Section 14.9 relating to the appointment of a successor Agent, the provisions of this Section 14 are solely for the benefit of the Agent and the Banks, may not be enforced by Borrower or any Guarantor, and except for the provisions of
Section 14.9, may be modified or waived without the approval or consent of Borrower and Guarantors.

SECTION 15. EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantors, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by KeyBank and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, (h) all reasonable fees and expenses and disbursements (including reasonable attorneys' fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by KeyBank in connection with each and every assignment of interests in the Loans pursuant to Section 18.1, and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the syndication of the Loans. The covenants of this Section 15 shall survive payment or satisfaction of payment of the Obligations.

SECTION 16. INDEMNIFICATION.

     The Borrower and the Trust, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation (a) any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantors or any of their respective Subsidiaries,
(b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower or the Guarantors of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information (other than any ongoing usage fees following the closing of the transactions contemplated by this Agreement), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Trust shall be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Trust agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower and the Trust under this Section 16 are unenforceable for any reason, the Borrower and the Trust hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

SECTION 17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower and the Trust provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

SECTION 18. ASSIGNMENT AND PARTICIPATION.

     SECTION 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a Related Fund of such Lender, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary or Related Fund of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term Loan is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement (an "Assignment and Acceptance Agreement") in the form of Exhibit D hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors, (e) such assignee shall acquire an interest in the Term Loans of not less than $5,000,000 unless such assignment is to another Bank or a Related Fund or unless such requirement is waived by the Borrower and the Agent; and (f) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantors. Upon any such assignment, the Agent may unilaterally amend Schedule
1.1 to reflect any such assignment.

     SECTION 18.2. REGISTER. The Agent for itself and on behalf of the Borrower shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500. Contemporaneous assignments by a Bank to multiple Related Funds will be treated as a single assignment for the purposes of such registration fee.

     SECTION 18.3. NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note, if any, subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall if requested execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     SECTION 18.4. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications,

(c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

     SECTION 18.5. PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or, with Agent's prior written approval, to another Person. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents. Any Term Loan Bank may with the consent of the Agent pledge all or any portion of its rights and interests under this Agreement (including all or any portion of its Term Loan Note) to a Person approved by Agent.

     SECTION 18.6. NO ASSIGNMENT BY BORROWER OR THE TRUST. Neither the Borrower nor the Trust shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     SECTION 18.7. DISCLOSURE. The Borrower and the Trust each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. In addition, the Banks may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors.

     SECTION 18.8. AMENDMENTS TO LOAN DOCUMENTS. Upon any such assignment or participation, the Borrower and the Trust shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

     SECTION 18.9. MANDATORY ASSIGNMENT. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty (30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its entire Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Bank's original Note. The purchase price to be paid by the acquiring Banks for the Non-Consenting Bank's Commitment shall equal the principal owed to such Non-Consenting Bank, and the Borrower shall pay to such Non-Consenting Bank in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Bank hereunder or under any of the other Loan Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Bank hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment. No registration fee under
Section 18.2 shall be required in connection with such assignment.

     SECTION 18.10. TITLED AGENTS. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

SECTION 19. NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or KeyBank:

          KeyBank National Association
          1200 Abernathy Road, N.E.
          Suite 1550
          Atlanta, Georgia 30328
          Attn: Daniel Silbert
          Telecopy No.: (770) 510-2195

     With a copy to:

          McKenna Long & Aldridge LLP
          5300 SunTrust Plaza
          303 Peachtree Street
          Atlanta, Georgia 30308
          Attn: William F. Timmons, Esq.
          Telecopy No.: (404) 527-4198

     If to the Borrower or the Guarantor:

          Ramco-Gershenson Properties, L.P.
          Ramco-Gershenson Properties Trust
          Suite 300
          31500 Northwestern Highway
          Farmington Hills, Michigan 48334
          Attn: Chief Financial Officer
          Telecopy No.: (248) 350-9925

     With a copy to:

          Honigman Miller Schwartz & Cohn LLP
          Suite 100
          38500 Woodward Avenue
          Bloomfield Hills, Michigan 48304-5048
          Attn: Alan M. Hurvitz, Esq.
          Telecopy No.: (248) 566-8455

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt, or if sent by facsimile, upon receipt or the next Business Day if received after 5:00 p.m. (Cleveland time) or on a day that is not a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, the Trust, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

SECTION 20. RELATIONSHIP.

     Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

SECTION 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE TRUST EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE TRUST BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER AND THE TRUST EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 22. HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 23. COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 24. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

SECTIN 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE TRUST, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE TRUST

EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE TRUST EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25.

SECTON 26. DEALINGS WITH THE BORROWER OR THE GUARANTORS.

     The Agent, the Banks and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their affiliates regardless of the capacity of the Agent or the Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing,
(a) none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Loans; except as otherwise provided herein, a change in the Maturity Date of the Loans; an increase or a non-pro rata reduction in the amount of the Commitments of the Banks except pursuant to
Section 18.1; a forgiveness, reduction or waiver of thE principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or the Guarantors except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks or Required Banks or of any requirement for consent by the Majority Banks or the Required Banks, or all of the Banks; or an amendment of this Section 27, and (b) the provisions of Section 7.21 as it relates to Section 9 of the UnseCured Master Loan Agreement and any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended or waived without the written consent of the

Agent. The Borrower and the Guarantors each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by KeyBank in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantors hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantors shall entitle the Borrower and the Guarantors to other or further notice or demand in similar or other circumstances.

SECTION 28. SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 29. TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Trust under this Agreement and the other Loan Documents.

SECTION 30. NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

SECTION 31. REPLACEMENT OF NOTES.

     Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

SECTION 32. TRUST EXCULPATION.

     Subject to the terms of this paragraph, all persons having a claim against the Trust (as a Guarantor or general partner of Borrower), the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) the Trust's interest and rights in the Borrower (as a general partner or limited partner), (ii) the amount of any Net Offering Proceeds not contributed to the Borrower, (iii) all accounts receivable, including the amount of any Distributions received by the Trust from the Borrower and not distributed to shareholders of the Trust as permitted by this Agreement, (iv) all rights and claims (including amounts paid under) the Tax Indemnity Agreement, (v) all cash and Short-term Investments in an amount in excess of $500,000.00, (vi) any other assets which the Trust may now own or hereafter acquire with the consent of Agent pursuant to Section 7.17 of the UnsecureD Master Loan Agreement, (vii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (ix) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Attachable Assets"), and in no event shall the obligation of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally. In no event shall any person have any claim against: (i) the cash, Short-term Investments of the Trust and the property described in Schedule
6.29 to the Unsecured Master Loan Agreement, all under the heading of "Other Permitted Assets", (ii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (iii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (iv) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Other Permitted Assets"). The Agent and the Banks have agreed to the terms of this
Section 32 solely based upon the representation and covenant oF Borrower and the Trust that the Trust does not and will not own any assets other than the Attachable Assets and the Other Permitted Assets. Notwithstanding anything in this Section 32 to the contrary, the foregoing limitation oN liability and recourse to the Trust (as a Guarantor or general partner of Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against the Trust, individually as a Guarantor and in its capacity as general partner of Borrower, and to all of its assets (including, without limitation, the Other Permitted Assets) in the event that the Trust shall now or at any time hereafter own any asset other than or in addition to the Other Permitted Assets and the Attachable Assets. Nothing herein shall limit the rights of the Agent and the Banks against the Borrower.

SECTION 33. PATRIOT ACT.

     Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, the Guarantors and their respective Subsidiaries, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrower, the Guarantors and their respective Subsidiaries in accordance with the Patriot Act.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                        RAMCO-GERSHENSON PROPERTIES TRUST,
                                        a Maryland real estate investment trust


                                        By: /s/ Richard Smith
                                            ------------------------------------
                                            Richard Smith
                                            Chief Financial Officer


                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust, a
                                            Maryland real estate investment
                                            trust, its General Partner


                                        By: /s/ Richard Smith
                                            ------------------------------------
                                            Richard Smith
                                            Chief Financial Officer


                                        KEYBANK NATIONAL ASSOCIATION,
                                        individually and as Agent


                                        By: /s/ Daniel L. Silbert
                                            ------------------------------------
                                        Name: Daniel L. Silbert
                                        Title: Senior Banker

   [Signature Page to Unsecured Term Loan Agreement - KeyBank/Ramco Dec. 2005

                                        JPMORGAN CHASE BANK, N.A.,
                                        individually and as Co-Syndication Agent


                                        By: /s/ Michael W. Edwards
                                            ------------------------------------
                                        Name: Michael W. Edwards
                                        Title: Senior Vice President

JPMorgan Chase Bank, N.A.
611 Woodward Avenue
MII-8029
Detroit, Michigan 48226
Attn: Elizabeth Lilley

                                        BANK OF AMERICA, N.A., individually and
                                        as Co-Syndication Agent


                                        By: /s/ Elizabeth D. Lilley
                                            ------------------------------------
                                        Name: Elizabeth D. Lilly
                                        Title First Vice President

Bank of America, N.A.
IL1-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697
Attn: Cheryl Sneor

                                    EXHIBIT A

                             FORM OF TERM LOAN NOTE

$_________________                                              __________, 2005

     FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to _______________________ ________ or order, in accordance with the terms of that certain Unsecured Term Loan Agreement dated as of December 21, 2005 (the "Loan Agreement"), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of __________________________ Dollars ($_____________),
with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other address as may be designated by Agent.

     This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Loan Agreement.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate investment
                                            trust, its General Partner


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Title: Chief Financial Officer

                                    EXHIBIT B

                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT ("Joinder Agreement") is executed as of __________________, 20__, by _______________________________________, a
__________________________ ("Joining Party"), and delivered to KeyBank National Association, as Agent, pursuant to Section 5.2 of the Unsecured Term Loan Agreement dated as of December 21, 2005, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

                                    RECITALS

     A. Joining Party is required, pursuant to Section 5.2 of the Credit Agreement, to become an additionaL Subsidiary Guarantor under the Guaranty and the Contribution Agreement.

     B. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

     NOW, THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

     2. Joinder. By this Joinder Agreement, Joining Party hereby becomes a "Subsidiary Guarantor" and a "Guarantor" under the Credit Agreement, the Guaranty and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a "Subsidiary Guarantor" under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Guarantor and a Guarantor under the Credit Agreement, the Guaranty, the other Loan Documents and the Contribution Agreement.

     3. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

     4. Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty and the Contribution Agreement heretofore delivered to the Agent and the Banks shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty and the Contribution Agreement to confirm such obligation.

     5. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

     6. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OF ANY JURISDICTION).

     7. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     8. The effective date (the "Effective Date") of this Joinder Agreement is _________________, 20__.

     IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

                                        "JOINING PARTY"

                                                                               ,
                                        ---------------------------------------

                                        a
                                          --------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                         [SEAL]


ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent


By:
    ---------------------------------
Its:
     --------------------------------
       [Printed Name and Title]

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia 30328
Attn: Mr. Daniel L. Silbert

Ladies and Gentlemen:

     Reference is made to the Unsecured Term Loan Agreement dated as of December 21, 2005 (the "Loan Agreement") by and among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     Pursuant to the Loan Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower, the Trust and their respective Subsidiaries for the fiscal period ended _____________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower, the Trust and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Section
7.21 or Section 10.11 of the Loan AgreemEnt or such other provision of the Loan Agreement requiring the delivery of a Compliance Certificate. If this certificate is provided under a provision other than Section 7.21, the calculations provided below are made using thE financial statements of the Borrower, the Trust and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and the Trust to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's and the Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of the Trust and of the general partner of the Borrower.

     The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [Note:
If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and the Trust with respect thereto.]

     The Borrower and the Trust are attaching hereto the Unencumbered Borrowing Base Property Certificate and supporting information.

     The Borrower and the Trust are providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

     IN WITNESS WHEREOF, we have hereunto set our hand this ____ day of _____________, 200__.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.

                                        By: Ramco-Gershenson Properties Trust,
                                            its General Partner


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Title: Chief Financial Officer


                                        RAMCO-GERSHENSON PROPERTIES TRUST


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Title: Chief Financial Officer

                                   APPENDIX A
                                       TO
                             COMPLIANCE CERTIFICATE
                                [TO BE ATTACHED]

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated _____________, _____, by and between _________________________________
("Assignor"), and ____________________________ ("Assignee").

                                   WITNESETH:

     WHEREAS, Assignor is a party to that certain Unsecured Term Loan Agreement, dated December 21, 2005, by and among Ramco-Gershenson Properties, L.P., a Delaware limited partnership ("Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, the other Banks that are or may become a party thereto, and KeyBank National Association, as Agent (the "Loan Agreement"); and

     WHEREAS, Assignor desires to transfer to Assignee a Term Loan Commitment under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. Assignment.

          (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a $_______________ Term Loan Commitment, and a ____________________ percent (_____%) Term Loan Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding Term Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Bank under and signatory to the Loan Agreement having a Term Loan Commitment Percentage equal to the amount of the respective Assigned Interests.

          (b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Bank under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make Term Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

     3. Representations and Requests of Assignor.

          (a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the amount of Assignor's Term Loan Commitment is $____________ and the aggregate outstanding principal balance of the Term Loans made by it equals $____________, and (iii) that it has forwarded to the Agent the Term Loan Note held by Assignor, if any. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

          (b) If the applicable box is checked below, Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

          [ ]  Replacement Note Requested for Assignor

          [ ]  Replacement Note Requested for Assignee

     4. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Bank, the Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that Assignee is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors; and (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption or non-exemption from deduction or withholding of any United States federal income taxes.

     5. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount pursuant to their separate agreement representing the aggregate principal amount outstanding of the Term Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

     6. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by Section 18.2 of the Loan Agreement.

     7. Effectiveness.

          (a) The effective date for this Agreement shall be _______________ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

          (b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement.

          (c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

          (d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

     8. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

          Notice Address:          _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   Attn: ___________________
                                   Facsimile: ______________

          Domestic Lending Office: Same as above

          LIBOR Lending Office:    Same as above

     9. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________

     10. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     11. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     12. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

     13. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement.

                         [signatures on following page]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                        ASSIGNEE:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNOR:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By:
    ---------------------------------
Title:
       ------------------------------

ASSIGNMENT APPROVED BY:

RAMCO-GERSHENSON PROPERTIES, L.P.,
a Delaware limited partnership

By: Ramco-Gershenson Properties
    Trust, a Maryland real estate
    investment trust, its General
    Partner


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                  SCHEDULE 1.1

                              BANKS AND COMMITMENTS

                                    TERM LOAN

                                                 Term Loan
                                  Term Loan      Commitment
                                 Commitment      Percentage
                               --------------   -----------
KeyBank National Association   $ 7,600,000.00   33.6283186%
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306

LIBOR Lending Office
Same as above

JPMorgan Chase Bank, N.A.      $ 7,500,000.00   33.1858407%
611 Woodward Avenue
MII-8029
Detroit, Michigan 48226

LIBOR Lending Office
Same as above

Bank of America, N.A.          $ 7,500,000.00   33.1858407%
IL1-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697

LIBOR Lending Office
Same as above

Total                          $22,600,000.00          100%


                             SCHEDULE 1.1 - PAGE 1

                                  SCHEDULE 6.7

                                   LITIGATION

     1. Matters covered by insurance policies, except for applicable deductibles.

     2. Landlord/Tenant claims in the ordinary course of business.

     3. Matters disclosed in the Form 10-K filed with the SEC, including the IRS tax matter.

     4. Alleged ADA violations at the Bagel Joint at Sunshine Plaza; Access for the Disabled, Inc., Robert Cohen, and Patricia Kennedy v. Ramco-Gershenson Properties, L.P. US District Court Southern District of Florida Case No. 05-61246-CIV-LENARD.

     5. Internal Revenue Service Examinations:

IRS Audit Resolution for Years 1991 to 1995

We were the subject of an IRS examination of our taxable years ended December 31, 1991 through 1995. We refer to this examination as the IRS Audit. On December 4, 2003, we reached an agreement with the IRS with respect to the IRS Audit. We refer to this agreement as the Closing Agreement. Pursuant to the terms of the Closing Agreement (i) our "REIT taxable income" was adjusted for each of 1991, 1992, and 1993; (ii) our election to be taxed as a REIT was terminated for 1994; (iii) we were not permitted to reelect REIT status for 1995; (iv) we were permitted to reelect REIT status for taxable years beginning on or after January 1, 1996; (v) our timely filing of IRS Form 1120-REIT for 1996 was treated, for all purposes of the Code, as an election to be taxed as a REIT; (vi) the provisions of the Closing Agreement were expressly contingent upon our payment of "deficiency dividends" (that is, our declaration and payment of a distribution that is permitted to relate back to the year for which the IRS determines a deficiency in order to satisfy the requirement for REIT qualification that we distribute a certain minimum amount of our "REIT taxable income" for such year) in amounts not less than $1.387 million and $809 for our 1992 and 1993 taxable years respectively; (vii) we consented to the assessment and collection, by the IRS, of $770 in tax deficiencies; (viii) we consented to the assessment and collection, by the IRS, of interest on such tax deficiencies and deficiency dividends and (ix) we agreed that no penalties or other "additions to tax" would be asserted with respect to any adjustments to taxable income required pursuant to the Closing Agreement.

In addition, because we lost our REIT status for 1994, and reelected REIT status for the taxable year which began January 1, 1996, we were required to have distributed to our shareholders by the close of the taxable year which began January 1, 1996, any earnings and profits we accumulated as a subchapter C corporation for 1994 and 1995. Because we did not accumulate (but rather distributed) any profits we earned during the taxable years ended December 31, 1994 and 1995, we did not have any accumulated earnings and profits that we were required to distribute by the close of the taxable year which began January 1, 1996.

In connection with the incorporation, and distribution of all of the shares, of Atlantic, in May 1996, we entered into the Tax Agreement with Atlantic under which Atlantic assumed all of our


                             SCHEDULE 6.7 - PAGE 1
tax liabilities arising out of the IRS' then ongoing examination (which included, but is not otherwise limited to, the IRS Audit), excluding any tax liability relating to any actions or events occurring, or any tax return position taken, after May 10, 1996, but including liabilities for additions to tax, interest, penalties and costs relating to covered taxes. In addition, the Tax Agreement provides that, to the extent any tax which Atlantic is obligated to pay under the Tax Agreement can be avoided through the declaration of a deficiency dividend, we will make, and Atlantic will reimburse us for the amount of, such deficiency dividend.

On December 15, 2003, our Board of Trustees declared a cash dividend in the amount of $2.2 million, payable on January 20, 2004, to common shareholders of record on December 31, 2003. Immediately following the payment of such dividend, we timely filed IRS Form 976, Claim for Deficiency Dividends Deductions by a Real Estate Investment Trust, claiming deductions in the amount of $1.387 million and $809 for our 1992 and 1993 taxable years respectively. Our payment of the deficiency dividend was both consistent with the terms of the Closing Agreement and necessary to retain our status as a REIT for each of the taxable years ended December 31, 1992 and 1993. On January 21, 2004, pursuant to the Tax Agreement, Atlantic reimbursed us $2.2 million in recognition of our payment of the deficiency dividend.

In the notes to the consolidated financial statements of Atlantic's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, for the quarter ended June 30, 2005, Atlantic has disclosed its liability under the Tax Agreement for the tax deficiencies, deficiency dividend, and interest reflected in the Closing Agreement. As discussed above, on January 21, 2004, Atlantic reimbursed us $2.2 million in recognition of our payment of the deficiency dividend. Atlantic has also paid all other amounts, on behalf of the Company, assessed by the IRS to date.

Current IRS Examination

The IRS is currently conducting an examination of us for our taxable years ended December 31, 1996 and 1997. We refer to this examination as the IRS Examination. On April 13, 2005, the IRS issued two examination reports to us with respect to the IRS Examination. The first examination report seeks to disallow certain deductions and losses we took in 1996 and to disqualify us as a REIT for the years 1996 and 1997. The second report also proposes to disqualify us as a REIT for our taxable years ended December 31, 1998 through 2000, years we had not previously been notified were under examination, and to not allow us to reelect REIT status for 2001 through 2004. Insofar as the reports seek to disqualify us as a REIT, we vigorously dispute the IRS' positions, and we have been advised by legal counsel that the IRS' positions set forth in the reports with respect to our disqualification as a REIT are unsupported by the facts and applicable law. We discuss this issue in greater detail below under the subheading "Disqualification as a REIT". We dispute the disallowance of certain deductions and losses for 1996 and believe that amounts which may be assessed against us with respect to any such disallowance would constitute items covered under the Tax Agreement. We discuss this issue in greater detail below under the subheading "Disallowance of Certain Deductions and Losses". We have contested the reports by filing a protest with the Appeals Office of the IRS on May 31, 2005. Although Atlantic has filed a Form 8-K with the SEC stating that it has been advised by counsel that it would not have any obligation to indemnify us with respect to any tax, interest or penalty which may be assessed against us in connection with the IRS Examination, we disagree with such


                              SCHEDULE 6.7 - PAGE 2
position and, if the need arises, intend to pursue collection of amounts related to the 1996 tax year from Atlantic under the Tax Agreement.

Disqualification as a REIT

The examination reports propose to disqualify us as a REIT for our taxable years 1996 through 2000 for reasons relating to our ownership of stock in Ramco-Gershenson, Inc. and for our alleged failure to meet the requirement to demand from record holders of our shares certain information regarding the actual ownership of those shares. The reports also propose not to allow us to reelect REIT status for 2001 through 2004. As described below, we believe, and have been advised by legal counsel, that the positions set forth in the examination reports pursuant to which the IRS proposes to disqualify us as a REIT are unsupported by the facts and applicable law.

First, the IRS asserts that a "commonality of interests and control" between us and Ramco Gershenson, Inc., by reason of the ownership of voting stock in Ramco-Gershenson, Inc. by certain of our trustees and members of our management, resulted in our "deemed" prohibited ownership of more than 10% of the voting stock in Ramco-Gershenson, Inc. We have been advised by counsel that the structure of our ownership of stock in Ramco-Gershenson, Inc., and the governance thereof, are consistent with the form and structure of similar subsidiaries used by other large REITs and should not provide a valid basis for the disqualification of the Company as a REIT for any of the tax years covered by the examination reports.

Secondly, the IRS proposes to disqualify us as a REIT for 1996 through 2000 for our alleged failure to meet the shareholder-record keeping requirement because we did not request certain information from holders of interests in our operating partnership. We have been advised by counsel that the IRS has erred in their determination that we were required to make such a demand from our partners merely by reason of their ownership of interests in our operating partnership.

Finally, the IRS proposes not to allow us to reelect to be a REIT for 2001 through 2004 based on our alleged failure to qualify as a REIT for 2000. We believe, based on the advice of counsel, that if we were disqualified for 1996, we would be allowed to reelect REIT status for our 2001 tax year.

Disallowance of Certain Deductions and Losses

The examination reports also propose to disallow certain deductions and losses taken in 1996. We believe that, in many material respects, the positions based on which the IRS proposes to disallow such deductions and losses are unsupported by the facts and applicable law.

Protest; Potential Impact

We have contested the positions taken in the examination reports through the filing of a protest with the Appeals Office of the IRS on May 31, 2005. Pursuant to such filing, we would expect to have a meeting with an Appeals Officer of the IRS sometime in the future. If we cannot obtain a satisfactory result through the administrative appeals process, we may pursue judicial review of the determination.


                              SCHEDULE 6.7 - PAGE 3

If all of the positions taken (exclusive of the proposed revocation of our REIT status for 2001 through 2004) and adjustments proposed in the examination reports were sustained, then we would be liable for approximately $22.0 million in combined tax, penalties and interest (as calculated by the IRS through April 13, 2005). If we were successful in opposing the positions taken in the first examination report (which relates to 1996 and 1997) and the second examination report (which relates to 1998 through 2000), other than the proposed increase in our REIT taxable income resulting from disallowance of certain deductions for 1996, then we could avoid being disqualified as a REIT by paying a deficiency dividend in the amount (if any) necessary to satisfy the requirement that we distribute each year a certain minimum amount of our REIT taxable income for such year. In the event we were required to pay a deficiency dividend, such dividend would be treated as an addition to tax for the year to which it relates, and we would be subject to the assessment and collection by the IRS of interest on such addition to tax. The second examination report (which relates to 1998 through 2000) does not quantify our potential liability for combined tax, penalties and interest resulting from the proposed revocation of our REIT status for 2001 through 2004. Such potential liability could be substantial and could have a material adverse effect on our financial position, results of operations and cash flows.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates for such year, and distributions to shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and, to the extent we were not indemnified against such liability by Atlantic under the Tax Agreement, would reduce the amount of our cash available for distribution to our shareholders, which in turn could have a material adverse impact on the value of, and trading prices for, our common shares. In addition, we would not be able to reelect REIT status until the fifth taxable year following the initial year of disqualification unless we were to qualify for relief under applicable provisions of the Code. Upon a new REIT election, we would be required to distribute any earnings and profits that we had accumulated during the taxable years in which we failed to qualify as a REIT. If we failed to qualify as a REIT for more than two taxable years, we would be subject to corporate level tax during the ten-year period beginning on the first day of our REIT year with respect to any built-in gain we recognize on the disposition of any asset held on such date.

Tax Agreement with Atlantic

Certain tax deficiencies, interest, and penalties, which may be assessed against us in connection with the IRS Examination, may constitute covered items under the Tax Agreement. Atlantic has filed a Form 8-K in which it disclosed that it has been advised by counsel that it does not have any obligation to make any payment to or indemnify us in any manner for any tax, interest or penalty set forth in the examination report relating to 1996 and 1997. We disagree with this position and believe that some or all of the amounts which may be assessed against us with respect to the disallowance of certain deductions and losses for 1996 would constitute covered items under the Tax Agreement. If Atlantic prevails in its position that it is not required to indemnify us under the Tax Agreement with respect to liabilities we incur as a result of the IRS Examination, then we would be required to pay for such liabilities out of our own funds. Even if we prevail in our position that Atlantic is required to indemnify us under the Tax Agreement with respect to such liabilities, Atlantic may not have sufficient assets at the time to reimburse us for all amounts we must pay to the IRS, and we would be required to pay the difference out of


                              SCHEDULE 6.7 - PAGE 4
our own funds. According to the quarterly report on Form 10-Q filed by Atlantic for the quarter ended June 30, 2005, Atlantic had net assets of approximately $82.6 million (as determined pursuant to the liquidation basis of accounting). The IRS may also assess taxes against us that Atlantic is not required to pay. Accordingly, the ultimate resolution of any tax liabilities arising pursuant to the IRS Audit and the IRS Examination may have a material adverse effect on our financial position, results of operations and cash flows, particularly if we are required to distribute deficiency dividends to our shareholders and/or pay additional taxes, interest and penalties to the IRS in amounts that exceed any indemnification payments we receive from Atlantic.

Operating Partnership Examination Report

In connection with an ongoing IRS examination of one of our operating partnerships we have also received an examination report, which relates to such partnership's taxable year ended December 31, 1997, which proposes to increase the income of certain of the operating partnership's partners other than us. As such, the proposed adjustments would not result in our being liable for additional tax, penalties or interest.


                              SCHEDULE 6.7 - PAGE 5

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1. DEFINITIONS AND RULES OF INTERPRETATION.......................     1
   Section 1.1.   Definitions............................................     1
   Section 1.2.   Rules of Interpretation................................    11
Section 2. THE CREDIT FACILITY...........................................    12
   Section 2.1.   Intentionally Omitted..................................    12
   Section 2.2.   Commitment to Lend Term Loan...........................    12
   Section 2.3.   Intentionally Omitted..................................    12
   Section 2.4.   Interest on Loans......................................    12
   Section 2.5.   Intentionally Omitted..................................    13
   Section 2.6.   Funds for Loans........................................    13
   Section 2.7.   Intentionally Omitted..................................    13
   Section 2.8.   Intentionally Omitted..................................    13
   Section 2.9.   Intentionally Omitted..................................    13
   Section 2.10.  Intentionally Omitted..................................    13
   Section 2.11.  Evidence of Debt.......................................    13
Section 3. REPAYMENT OF THE LOANS........................................    14
   Section 3.1.   Stated Maturity........................................    14
   Section 3.2.   Mandatory Prepayments..................................    14
   Section 3.3.   Optional Prepayments...................................    14
   Section 3.4.   Partial Prepayments....................................    15
   Section 3.5.   Effect of Prepayments..................................    15
Section 4. CERTAIN GENERAL PROVISIONS....................................    15
   Section 4.1.   Conversion Options.....................................    15
   Section 4.2.   Intentionally Omitted..................................    16
   Section 4.3.   Intentionally Omitted..................................    16
   Section 4.4.   Funds for Payments.....................................    16
   Section 4.5.   Computations...........................................    17
   Section 4.6.   Suspension of LIBOR Rate Loans.........................    17
   Section 4.7.   Illegality.............................................    17
   Section 4.8.   Additional Interest....................................    17
   Section 4.9.   Additional Costs, Etc..................................    17

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 4.10.  Capital Adequacy.......................................    18
   Section 4.11.  Indemnity of Borrower..................................    19
   Section 4.12.  Interest on Overdue Amounts; Late Charge...............    19
   Section 4.13.  Certificate............................................    19
   Section 4.14.  Limitation on Interest.................................    19
   Section 4.15.  Intentionally Omitted..................................    20
Section 5. UNSECURED OBLIGATION; GUARANTY................................    20
   Section 5.1.   Collateral.............................................    20
   Section 5.2.   New Guarantors.........................................    20
Section 6. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE BORROWER..    21
   Section 6.1.   Corporate Authority, Etc...............................    21
   Section 6.2.   Governmental Approvals.................................    22
   Section 6.3.   Intentionally Omitted..................................    22
   Section 6.4.   Intentionally Omitted..................................    22
   Section 6.5.   Intentionally Omitted..................................    22
   Section 6.6.   Intentionally Omitted..................................    22
   Section 6.7.   Litigation.............................................    22
   Section 6.8.   Intentionally Omitted..................................    23
   Section 6.9.   Intentionally Omitted..................................    23
   Section 6.10.  Intentionally Omitted..................................    23
   Section 6.11.  No Event of Default....................................    23
   Section 6.12.  Holding Company and Investment Company Acts............    23
   Section 6.13.  Intentionally Omitted..................................    23
   Section 6.14.  Intentionally Omitted..................................    23
   Section 6.15.  Intentionally Omitted..................................    23
   Section 6.16.  Intentionally Omitted..................................    23
   Section 6.17.  Regulations T, U and X.................................    23
   Section 6.18.  Intentionally Omitted..................................    23
   Section 6.19.  Intentionally Omitted..................................    23
   Section 6.20.  Intentionally Omitted..................................    23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 6.21.  Loan Documents.........................................    24
   Section 6.22.  Intentionally Omitted..................................    24
   Section 6.23.  Brokers................................................    24
   Section 6.24.  Intentionally Omitted..................................    24
   Section 6.25.  Solvency...............................................    24
   Section 6.26.  Contribution Agreement.................................    24
   Section 6.27.  No Fraudulent Intent...................................    24
   Section 6.28.  Transaction in Best Interests of Borrower;
                  Consideration..........................................    24
   Section 6.29.  Intentionally Omitted..................................    25
   Section 6.30.  Intentionally Omitted..................................    25
   Section 6.31.  Intentionally Omitted..................................    25
   Section 6.32.  Intentionally Omitted..................................    25
   Section 6.33.  Restatement of Representations Set Forth in the
                  Unsecured Loan Agreement...............................    25
Section 7. AFFIRMATIVE COVENANTS OF THE TRUST AND THE BORROWER...........    25
   Section 7.1.   Punctual Payment.......................................    25
   Section 7.2.   Maintenance of Office..................................    25
   Section 7.3.   Records and Accounts...................................    25
   Section 7.4.   Intentionally Omitted..................................    25
   Section 7.5.   Notices................................................    25
   Section 7.6.   Intentionally Omitted..................................    26
   Section 7.7.   Intentionally Omitted..................................    26
   Section 7.8.   Intentionally Omitted..................................    26
   Section 7.9.   Inspection of Properties and Books.....................    26
   Section 7.10.  Compliance with Laws, Contracts, Licenses,
                  and Permits............................................    26
   Section 7.11.  Use of Proceeds........................................    27
   Section 7.12.  Further Assurances.....................................    27
   Section 7.13.  Compliance.............................................    27
   Section 7.14.  Intentionally Omitted..................................    27
   Section 7.15.  Intentionally Omitted..................................    27
   Section 7.16.  Intentionally Omitted..................................    27

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 7.17.  Intentionally Omitted..................................    27
   Section 7.18.  Intentionally Omitted..................................    27
   Section 7.19.  Intentionally Omitted..................................    27
   Section 7.20.  Increase of Revolving Credit Commitment................    27
   Section 7.21.  Compliance with Covenants in Unsecured Master
                  Loan Agreement.........................................    28
Section 8. INTENTIONALLY OMITTED.........................................    28
Section 9. INTENTIONALLY OMITTED.........................................    28
Section 10. CLOSING CONDITIONS...........................................    28
   Section 10.1.  Loan Documents.........................................    28
   Section 10.2.  Certified Copies of Organizational Documents...........    28
   Section 10.3.  Resolutions............................................    29
   Section 10.4.  Incumbency Certificate; Authorized Signers.............    29
   Section 10.5.  Opinion of Counsel.....................................    29
   Section 10.6.  Intentionally Omitted..................................    29
   Section 10.7.  Performance; No Default................................    29
   Section 10.8.  Representations and Warranties.........................    29
   Section 10.9.  Proceedings and Documents..............................    29
   Section 10.10. Stockholder and Partner Consents.......................    30
   Section 10.11. Compliance Certificate.................................    30
   Section 10.12. Intentionally Omitted..................................    30
   Section 10.13. Contribution Agreement.................................    30
   Section 10.14. No Legal Impediment....................................    30
   Section 10.15. Governmental Regulation................................    30
   Section 10.16. Intentionally Omitted..................................    30
   Section 10.17. Other..................................................    30
Section 11. CONDITIONS TO ALL BORROWINGS.................................    30
   Section 11.1.  Prior Conditions Satisfied.............................    30
   Section 11.2.  Representations True; No Default.......................    30
   Section 11.3.  Intentionally Omitted..................................    31
Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.........................    31
   Section 12.1.  Events of Default and Acceleration.....................    31

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 12.2.  Limitation of Cure Periods.............................    34
   Section 12.3.  Termination of Commitments.............................    34
   Section 12.4.  Remedies...............................................    34
   Section 12.5.  Distribution of Proceeds...............................    34
Section 13. SETOFF.......................................................    35
Section 14. THE AGENT....................................................    36
   Section 14.1.  Authorization..........................................    36
   Section 14.2.  Employees and Agents...................................    36
   Section 14.3.  No Liability...........................................    36
   Section 14.4.  No Representations.....................................    36
   Section 14.5.  Payments...............................................    37
   Section 14.6.  Holders of Notes.......................................    38
   Section 14.7.  Indemnity..............................................    38
   Section 14.8.  Agent as Bank..........................................    39
   Section 14.9.  Resignation............................................    39
   Section 14.10. Duties in the Case of Enforcement......................    39
   Section 14.11. Bankruptcy.............................................    40
   Section 14.12. Approvals..............................................    40
   Section 14.13. Borrower not Beneficiary...............................    40
Section 15. EXPENSES.....................................................    40
Section 16. INDEMNIFICATION..............................................    41
Section 17. SURVIVAL OF COVENANTS, ETC...................................    42
Section 18. ASSIGNMENT AND PARTICIPATION.................................    42
   Section 18.1.  Conditions to Assignment by Banks......................    42
   Section 18.2.  Register...............................................    43
   Section 18.3.  New Notes..............................................    43
   Section 18.4.  Participations.........................................    43
   Section 18.5.  Pledge by Bank.........................................    44
   Section 18.6.  No Assignment by Borrower or the Trust.................    44
   Section 18.7.  Disclosure.............................................    44
   Section 18.8.  Amendments to Loan Documents...........................    44

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 18.9.  Mandatory Assignment...................................    44
   Section 18.10. Titled Agents..........................................    45
Section 19. NOTICES......................................................    45
Section 20. RELATIONSHIP.................................................    46
Section 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE...........    47
Section 22. HEADINGS.....................................................    47
Section 23. COUNTERPARTS.................................................    47
Section 24. ENTIRE AGREEMENT, ETC........................................    47
Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS...............    47
Section 26. DEALINGS WITH THE BORROWER OR THE GUARANTORS.................    48
Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC...........................    48
Section 28. SEVERABILITY.................................................    49
Section 29. TIME OF THE ESSENCE..........................................    49
Section 30. NO UNWRITTEN AGREEMENTS......................................    49
Section 31. REPLACEMENT OF NOTES.........................................    49
Section 32. TRUST EXCULPATION............................................    49
Section 33. PATRIOT ACT..................................................    50

                             EXHIBITS AND SCHEDULES

EXHIBIT A    FORM OF TERM LOAN NOTE
EXHIBIT B    FORM OF JOINDER AGREEMENT
EXHIBIT C    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
SCHEDULE 1.1 BANKS AND COMMITMENTS
SCHEDULE 6.7 LITIGATION